Exhibit (e)(2)(vi)

Schedules A and B to

Amended and Restated Distribution Contract

Amended as of April 27, 2016

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Debt Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Short Duration Fund

Ashmore Emerging Markets Debt Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Value Fund (formerly Ashmore Emerging Markets Equity Fund)

Ashmore Emerging Markets Equity Opportunities Fund

Ashmore Emerging Markets Small-Cap Equity Fund

Ashmore Emerging Markets Frontier Equity Fund

Ashmore Emerging Markets Growth Fund

Dated as of: April 27, 2016

Schedule B

ASHMORE FUNDS

Share Classes

All Funds

Institutional Class

Class A

Class C

Dated as of: April 27, 2016

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:	/s/ Michael S. Perman
Name:	Michael S. Perman
Title:	Secretary

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:	/s/ Christopher Tsutsui
Name:	Christopher Tsutsui
Title:	Director

Date: April 27, 2016

[Schedules A and B to Distribution Contract]